Exhibit 10.2

Fifth Amendment to the Nitric Acid Supply, Operating and Maintenance Agreement by and among El Dorado Nitrogen, LLC, El Dorado Chemical Company, and Covestro LLC

(“Fifth Amendment”)

This Fifth Amendment, effective as of the 30th day of March, 2020 (“Effective Date”), modifies and amends the above-mentioned Nitric Acid Supply, Operating and Maintenance Agreement, by and between Covestro LLC (formerly known as Bayer MaterialScience LLC), a Delaware limited liability company (hereinafter referred to as “Covestro”), El Dorado Nitrogen, L.LC., an Oklahoma limited liability company (hereinafter referred to as “EDN”) and El Dorado Chemical Company, an Oklahoma corporation (hereinafter referred to as “El Dorado”).

RECITALS

WHEREAS, EDN, El Dorado, and Covestro are parties to that certain Nitric Acid Supply, Operating and Maintenance Agreement, having an effective date of October 23, 2008 and amended by the First Amendment effective July 1, 2009, the Second Amendment dated June 16, 2010, the Third Amendment effective July 1, 2014, and the Fourth Amendment effective January 1, 2018 (collectively, the “Agreement”), and

WHEREAS, the parties desire to and have agreed to amend the Agreement to reflect some modifications to the Agreement,

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, and intending to be legally bound, the parties agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Agreement.

2.	Section 22.2, Renewals. The following paragraph is added to the end of Section 22.2:

“The current Renewal Term, which is the first of the five successive Renewal Terms, is set to expire on June 30, 2021. The current Renewal Term shall be extended for four months and will now expire on October 31, 2021, unless sooner terminated as provided in the Agreement. Notwithstanding the foregoing provisions of this Section 22.2, during the current Renewal Term expiring on October 31, 2021, either Covestro or EDN may avoid automatic renewal of the Term of this Agreement by giving the other party written notice of its intention not to renew the Term of this Agreement by no later than July 31, 2020.”

3.	No Other Changes. Subject to the changes set forth in this Fifth Amendment, all other provisions of the Agreement remain in full force and effect without modification.

4.	Representations and Warranties. Covestro hereby represents and warrants to EDN, and EDN represents and warrants to Covestro as follows:

(a)

this Fifth Amendment has been duly and validly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligations of each such party enforceable against it in accordance with their respective terms; and

(b)	the execution, delivery and performance of this Fifth Amendment by such party will not:
(i)	violate or conflict with its charter or bylaws;
(ii)

breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the imposition of any lien under or give to others any rights or termination, acceleration, suspension, revocation, cancellation or amendment of any agreement to which it is a party;

(iii)

breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental person or entity which names such party or is directed to such party or any of its respective properties or assets;

(iv)	violate any Laws; or
(v)

require any consent, authorization, approval, exemption, or other action by, or any filing, registration or qualification with, any governmental person or entity other than those which have been made or obtained prior to the date hereof.

5.

Counterparts; Telefacsimile Execution.  This Fifth Amendment may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Fifth Amendment by electronic scan, electronic mail, or telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Fifth Amendment. The failure of any party to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Fifth Amendment.

In witness whereof, the parties hereto have executed this Fifth Amendment to the Nitric Acid Supply, Operating and Maintenance Agreement effective the date stated above.

Covestro LLC	El Dorado Nitrogen, L.L.C.

By:/s/ Demetri Zervoudis______By: /s/ Anne O. Rendon_______

Name: Demetri Zervoudis______Name: Anne O. Rendon_______

Title:  SVP, Site Manager______Title: Senior Vice President____

El Dorado Chemical Company

By:/s/ Mark Behrman________

Name: Mark Behrman________

Title: CEO_________________